UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 7, 2016
Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 7, 2016, Bonanza Creek Energy, Inc. (the “Company”) borrowed $209,000,000 under that certain Credit Agreement, dated as of March 29, 2011, by and among the Company, KeyBank National Association, as administrative agent and the lenders from time to time party thereto (as previously amended, the “Credit Agreement”). These funds are intended to be used for general corporate purposes.
After giving effect to the funding of this borrowing, the aggregate principal amount of borrowings and letters of credit under the Credit Agreement are $300,000,000, including $12,000,000 of outstanding letters of credit. This new borrowing initially bears interest at the “base rate” which is the largest of (a) the administrative agent’s prime rate, (b) the federal funds rate plus 0.5%, or (c) the three-month LIBO rate (as defined in the Credit Agreement) plus 1.0%.

For more information about the Credit Agreement, see Item 7 of the Company’s 2015 Annual Report on Form 10-K, filed on February 29, 2016 and Exhibits 10.1 through 10.14 thereto as well as the Company’s other filings with the Securities and Exchange Commission.

Item 7.01	Regulation FD Disclosure.
In accordance with General Instruction B.2 of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On March 10, 2016, the Company issued a press release announcing that it had borrowed under the Credit Agreement and restructured its commodity derivatives contracts. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

99.1	Press release issued March 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: March 10, 2016	By:	/s/ Christopher I. Humber
	Name:	Christopher I. Humber
	Title:	Executive Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued March 10, 2016.